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                                                                EXHIBIT 4(f)(64)

                AMENDMENT NO. 1 TO SALE AND SERVICING AGREEMENT



         This AMENDMENT NO. 1 TO SALE AND SERVICING AGREEMENT (the "Amendment") is dated as of January 19, 2005, and entered into by and among CREDIT ACCEPTANCE FUNDING LLC 2004-1, as the Seller (the "Seller"), CREDIT ACCEPTANCE CORPORATION, as the Servicer (the "Servicer"), and JPMORGAN CHASE BANK, as the Trust Collateral Agent/Indenture Trustee (the "Trust Collateral Agent").

         Capitalized terms used and not defined in this Amendment shall have the meanings given such terms in the Sale and Servicing Agreement, dated as of August 25, 2004 (the "Sale and Servicing Agreement"), among Credit Acceptance Auto Dealer Loan Trust 2004-1, the Seller, the Servicer, the Trust Collateral Agent, and Systems & Services Technologies, Inc.



                             PRELIMINARY STATEMENTS

         WHEREAS, each of the signatories hereto is party to the Sale and Servicing Agreement; and

         WHEREAS, each of the signatories hereto wishes to amend the Sale and Servicing Agreement as hereinafter provided;

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and in the Sale and Servicing Agreement, and other good and valuable consideration, the receipt and adequacy of which is hereby expressly acknowledged, and intending to be legally bound hereby, the signatories hereto agree as follows:

         SECTION 1. Amendment. Section 3 of Schedule D to Sale and Servicing Agreement is hereby amended by deleting Section 3 of Schedule D in its entirety and replacing it with the following:

                  "Credit Acceptance shall, on a Consolidated basis, maintain Consolidated Tangible Net Worth of not less than Two Hundred Million Dollars ($200,000,000), plus the sum of (i) eighty percent (80%) of Consolidated Net Income for each fiscal quarter of Credit Acceptance (A) beginning on or after April 1, 2004, (B) ending on or before the applicable date of determination thereof, and (C) for which Consolidated Net Income as determined above is a positive amount and (ii) the Equity Offering Adjustment.".

         SECTION 2. Severability of Provisions. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 3. Captions. The captions in this Amendment are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.



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         SECTION 4. Agreement to Remain in Full Force and Effect. Except as
amended hereby, the Sale and Servicing Agreement shall remain in full force and effect. All references in the Sale and Servicing Agreement to "herein," or words of like import, and all references to the Sale and Servicing Agreement in any agreement or document shall hereafter be deemed to refer to the Sale and Servicing Agreement as amended hereby.

         SECTION 5. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Amendment.

         SECTION 7. Waiver of Notice. Each of the parties hereto hereby waives any notice in connection with the execution and delivery of this Amendment.


                            [signature page follows]




                                       2
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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date and year first above written.

                               CREDIT ACCEPTANCE FUNDING LLC 2004-1, as the
                               Seller


                               By:     /s/ Douglas W. Busk
                                  --------------------------------------------
                                    Name:  Douglas W. Busk
                                    Title: Treasurer


                               CREDIT ACCEPTANCE CORPORATION, as the Servicer


                               By:     /s/ Douglas W. Busk
                                  --------------------------------------------
                                    Name:  Douglas W. Busk
                                    Title: Treasurer


                               JPMORGAN CHASE BANK, as the Trust Collateral
                               Agent/Indenture Trustee


                               By:     /s/ Esther Antoine
                                  --------------------------------------------
                                    Name:  Esther Antoine
                                    Title: Trust Officer


         The undersigned hereby irrevocably consents to this Amendment, and to its execution by the Seller, the Servicer and the Trust Collateral Agent.

                               RADIAN ASSET ASSURANCE INC.


                               By:     /s/ Paul Kazmierczak
                                  --------------------------------------------
                                    Name:  Paul Kazmierczak
                                    Title: Vice President




                               XL CAPITAL ASSURANCE INC.


                               By:     /s/ Christine Brunie
                                  --------------------------------------------
                                    Name:  Christine Brunie
                                    Title: Director